UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 2, 2007

                                   XsunX, Inc.
             (Exact name of registrant as specified in its charter)



   Colorado                   000-29621                   84-1384159
 --------                   ---------                   ----------
(State or other             (Commission               (IRS Employer
jurisdiction of             File Number)            Identification No.)
 incorporation)


                      65 Enterprise, Aliso Viejo, CA 92656
                      ------------------------------------
             (New address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 1.01 Entry into a Material Definitive Agreement.

     Effective January 1, 2007 XsunX, Inc. entered into a cooperative development agreement with Sencera, LLC for the licensure and development of a Sencera patent pending plasma source for use in the manufacture of deposited thin-film solar cells. The purpose of the cooperative agreement, and interest in the license by XsunX, was driven by what XsunX anticipates is the potential for the development of the Sencera plasma source to significantly increase deposition rates for the manufacture of deposited thin-film solar cells thereby decreasing manufacturing costs to under $1 dollar USD per peak watt. XsunX believes that if the addition of the Sencera plasma source for use in the manufacture its solar cell designs and manufacturing systems is successful it may provide the Company with a market advantage over other more costly per watt manufacturing technologies.

Under the terms of the agreement XsunX and Sencera entered into a Technology Development and License Agreement, the "Agreement", providing for a phased program to develop a process that will produce deposited thin-film solar cells at deposition rates expected to produce cells at a cost of less than $1 USD per watt. In connection with the Agreement Sencera issued XsunX a seven (7) year royalty based license that provides XsunX with exclusivity in the area of the XsunX field of use as claimed in U.S. Patent No. 6,180,871; 6,320,117; 6,509,204; 6,488,777; 6,258,408; 6,472,622; and (b) as claimed in U.S.
Provisional Application No. 60/536,151; and (c) for use in semi-transparent photovoltaic devices, multi-terminal photovoltaic devices, and cassette-based roll-to-roll manufacturing equipment.

In connection with the Agreement XsunX issued to Sencera a seven (7) year 10% Installment Credit Note, the "Note", providing up to One Million Five Hundred Thousand ($1,500,000) dollars for use by Sencera in the development of the technologies under the Agreement. The Note is due and payable on its seventh anniversary, or may be repaid earlier without penalty, and provides for conversion rights anytime after three (3) years into (a) if the development work under the Agreement results in a process which can produce solar cells at a cost less than $1 USD per peak watt, then either party may elect to convert the Note into a three (3) year extension of the license, or (b) if the development work under the Agreement does not result in a process which can produce solar cells at a cost less than $1 US per peak watt, then either party may elect to convert the Note into a seven and one half (7.5%) membership interest in Sencera.


Item 9.01 Financial Statements and Exhibits.


  (a)   Financial statements of business acquired.

            Not applicable.

      (b)   Pro forma financial information.

            Not applicable.

      (c)   Exhibits.

Exhibit
Number                               Description
-------     -------------------------------------------------------------------
Technology Development and License Agreement  10.1
Loan Agreement                                10.2
Installment Credit Note                       10.3






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                                                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 2, 2007

                                                              XSUNX, INC.
By: /s/ Tom Djokovich
   -----------------------------
    Tom Djokovich, CEO/President